Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS SECOND QUARTER 2016 RESULTS

WASHINGTON, D.C. – August 8, 2016 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended June 30, 2016.

Financial Highlights for the Quarter Ended June 30, 2016

•	Net income was $1.0 million, or $0.03 per share on a fully diluted basis for the three months ended June 30, 2016.

•	FFO was $12.1 million, or $0.30 per share on a fully diluted basis for the three months ended June 30, 2016.

•	FFO, as Adjusted was $11.7 million, or $0.29 per share on a fully diluted basis for the three months ended June 30, 2016.

•	CAD was $10.4 million for the three months ended June 30, 2016.

•	On June 7, the Company completed its first follow-on equity offering raising $84.9 million of gross proceeds, with an additional $27.0 million in gross proceeds expected upon full physical settlement of related forward sales agreements.

Portfolio Highlights

•	Portfolio occupancy at 100%.

•	Completed the acquisition of a 62,772 square foot National Park Service building in Omaha, NE.

•	Announced the agreement to acquire a 302,057 square foot portfolio consisting of four U.S. Government-leased buildings for an aggregate purchase price of approximately $97.4 million. Three of the four buildings were acquired subsequent to quarter end, with the fourth building expected to close in the fourth quarter, 2016.

•	Awarded the 20-year lease for the development of a 65,810 square foot Food and Drug Administration laboratory in Alameda, CA, the Company’s first development project announced since IPO.

“Since IPO the Company has completed and announced 13 property acquisitions. As of June 30, 2016 the Company owned 38 properties and the portfolio has grown to 41 with closings subsequent to quarter-end,” said William C. Trimble III, President and Chief Executive Officer. “The team at Easterly remains focused on growing our portfolio of mission-critical properties with a strong recurring stream of cash flows backed by the full faith and credit of the United States Government.”

Financial Results for the Six Months Ended June 30, 2016

Net income was $2.1 million, or $0.05 per share on a fully diluted basis for the six months ended June 30, 2016.

FFO was $24.1 million, or $0.60 per share on a fully diluted basis for the six months ended June 30, 2016.

FFO as Adjusted was $23.2 million, or $0.58 per share on a fully diluted basis for the six months ended June 30, 2016.

CAD was $20.8 million for the six months ended June 30, 2016.

Portfolio Operations

As of June 30, 2016, the Company wholly owned 38 properties in the United States, encompassing approximately 2.8 million square feet in the aggregate, including 35 properties that were leased primarily to U.S. Government tenant agencies and three properties that were entirely leased to private tenants. As of June 30, 2016, the portfolio had an average age of 11.8 years, was 100% occupied, and had a weighted average remaining lease term of 6.6 years. With less than 16.5% of leases, based on square footage and total annualized lease income, scheduled to expire before 2019, Easterly expects to continue to provide a highly visible and stable cash-flow stream.

Acquisitions and Developments

On May 19, 2016 the Company acquired a 62,772 square foot property located in Omaha, NE. The building was constructed in 2004 and is 100% leased to the GSA on behalf of the National Park Service with eight years remaining on a 20-year initial lease.

On June 1, 2016 the Company announced the agreement to acquire a 302,057 square foot portfolio of four U.S. Government-leased properties for a purchase price of approximately $97.4 million. The portfolio consists of:

•	FBI - Birmingham, a 96,278-square foot built-to-suit property completed in 2005, 100% leased through 2020 to the GSA on behalf of the FBI.

•	DEA - Birmingham, a 35,616-square foot built-to-suit property completed in 2005, 100% leased through 2020 to the GSA on behalf of the DEA.

•	EPA - Kansas City, a LEED gold, 71,979-square foot built-to-suit laboratory completed in 2003, 100% leased through 2023 to the GSA on behalf of the EPA.

•	FBI - Albany, a 98,184-square foot built-to-suit property completed in 1998, 100% leased through 2018 to the GSA on behalf of the FBI.

Subsequent to quarter end the Company closed on the acquisition of FBI - Birmingham, DEA - Birmingham and EPA - Kansas City. The acquisition of FBI - Albany is expected to close in the fourth quarter of 2016.

On June 18, 2016 the Company was awarded the 20-year lease for the development of a 65,810 square foot Food and Drug Administration laboratory in Alameda, CA.

Balance Sheet and Capital Markets Activities

Easterly believes that its strong balance sheet and access to capital provides ample capacity to pursue and fund its growth plan. As of June 30, 2016, the Company had total indebtedness of $280.0 million comprised of $198.2 million on its unsecured revolving credit facility and $81.8 million of mortgage debt (excluding unamortized premiums / discounts and deferred financing fees). At June 30, 2016, Easterly had net debt to total enterprise value of 24.0% and a net debt to annualized quarterly EBITDA ratio of 4.9x. Easterly’s outstanding debt had a weighted average maturity of five years and a weighted average interest rate of 2.4%. The Company also had approximately $201.8 million of remaining capacity on its $400 million revolver, before consideration for the facility’s $250 million accordion feature.

On June 7, 2016 the Company completed its first follow-on equity offering comprised of an aggregate 7,046,012 shares consisting of 4,719,045 shares sold directly by the Company, 1,500,000 shares sold on a forward basis in connection with certain forward sales agreements, and 826,967 shares sold by certain selling stockholders. Gross proceeds from the offering was $84.9 million. The offering will result in an additional $27.0 million of gross proceeds to the Company, assuming the forward sales agreements are physically settled in full. A portion of the proceeds were used to fund the acquisition of FBI - Birmingham, DEA - Birmingham and EPA - Kansas City. The balance of the net proceeds may be used to fund the acquisition of FBI - Albany, repay borrowings outstanding under our senior unsecured revolving credit facility, to fund other potential acquisition opportunities, for general corporate purposes, or a combination of the foregoing.

“The Company’s robust balance sheet, further strengthened by the successful June follow-on equity offering, is well positioned to continue supporting the Company’s proven accretive acquisition strategy,” said Darrell W. Crate, Chairman.

Dividend

On August 3, 2016 the Board of Directors of Easterly approved a cash dividend for the second quarter of 2016 in the amount of $0.23 per share of common stock. The dividend will be payable September 13, 2016 to shareholders of record on August 26, 2016.

Outlook for 2016 – Including Potential Future Acquisitions

The Company is reiterating its expectations for 2016 FFO per share on a fully diluted basis in a range of $1.19 to $1.23.

Outlook for the 12 Months Ending December 31, 2016

	Low	High
Net income (loss) per share – fully diluted basis	$0.11	$0.15
Plus: real estate depreciation and amortization	$1.08	$1.08
FFO per share – fully diluted basis	$1.19	$1.23

This guidance assumes $175 million of acquisitions in 2016, including the five properties acquired to-date and the closing of FBI - Albany in the fourth quarter of 2016. This guidance does not contemplate dispositions or additional capital markets activities. This guidance is forward-looking and reflects management’s view of current and future market conditions. The Company’s actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current NAREIT definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined by NAREIT as net income (loss), calculated in accordance with GAAP, excluding gains or losses from sales of property and impairment losses on depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts Funds From Operations (FFO) to present an alternative measure of our operating performance that we believe is useful to shareholders and potential investors, which, when applicable, excludes the impact of acquisition costs, straight-line rent, above-/below-market leases, non-cash interest and non-cash compensation. Because all companies do not calculate FFO, as Adjusted in the same way, the presentation of FFO, as Adjusted may not be comparable to similarly titled measures of other companies.

Net Operating Income (NOI) is calculated as total property revenues (rental income, tenant reimbursements and other income) less property operating expenses and real estate taxes from the properties owned by the Company. Cash NOI excludes from NOI straight-line rent and amortization of above-/below-market leases. NOI presented by the Company may not be comparable to NOI reported by other REITs that define NOI differently. The Company believes that NOI provides investors with a useful measure of the operating performance of our properties. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all restricted stock units, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP. Fully diluted basis does not include outstanding LTIP units in the Company’s operating partnership that are subject to performance criteria that have not yet been met.

Pro forma three months ended June 30, 2015 removes from the Company’s financial results for the three month period ended June 30, 2015 the impact of one-time, non-recurring expenses related to its initial public offering, including legal and accounting fees and new entity formation costs.

Pro forma six months ended June 30, 2015 (1) removes from the Company’s financial results for the period from February 11, 2015 (the date of the closing of the Company’s initial public offering) to June 30, 2015 the impact of one-time, non-recurring expenses related to its initial public offering, including legal and accounting fees and new entity formation costs and (2) reflects a full quarter of operations for the period from January 1, 2015 to March 31, 2015 on a pro forma basis based on the financial results of the 49 days of operations between February 11, 2015 and March 31, 2015.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern Daylight time on August 8, 2016 to review the second quarter 2016 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available through August 22, 2016 by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 13640229. Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased primarily through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Meghan G. Baivier

Chief Financial and Operating Officer

202-971-9867

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 2, 2016. In addition, our qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(In thousands, except share amounts)

	June 30, 2016
	(unaudited)	December 31, 2015
Assets
Real estate properties, net	$808,177	$772,007
Cash and cash equivalents	3,704	8,176
Restricted cash	1,557	1,736
Deposits on acquisitions	77,796	—
Rents receivable	6,920	6,347
Accounts receivable	3,709	2,920
Deferred financing, net	2,296	2,726
Intangible assets, net	111,728	116,585
Prepaid expenses and other assets	1,958	1,509

Total assets	$1,017,845	$912,006

Liabilities
Revolving credit facility	198,167	154,417
Mortgage notes payable, net	82,289	83,744
Intangible liabilities, net	42,119	44,605
Accounts payable and accrued liabilities	9,949	9,346

Total liabilities	332,524	292,112

Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 34,648,580 and 24,168,379 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively.	346	241
Additional paid-in capital	560,072	391,767
Retained (deficit)	(320)	(1,694)
Cumulative dividends	(25,857)	(13,051)

Total stockholders’ equity	534,241	377,263

Non-controlling interest in Operating Partnership	151,080	242,631

Total equity	685,321	619,894

Total liabilities and equity	$1,017,845	$912,006

Income Statement

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015 (pro forma)	June 30, 2016	June 30, 2015 (pro forma)
Revenues
Rental income	$22,291	$17,626	$44,027	$34,716
Tenant reimbursements	2,476	1,572	4,631	2,998
Other income	154	58	234	78

Total revenues	24,921	19,256	48,892	37,792

Operating Expenses
Property operating	5,085	3,513	9,418	6,691
Real estate taxes	2,332	1,755	4,700	3,517
Depreciation and amortization	11,074	9,151	21,937	18,152
Acquisition costs	346	320	679	418
Corporate general and administrative	3,052	2,181	6,088	3,935

Total expenses	21,889	16,920	42,822	32,713

Operating income	3,032	2,336	6,070	5,079

Other (expenses)
Interest expense, net	(1,995)	(1,321)	(3,924)	(2,608)

Net income	1,037	1,015	2,146	2,471
Non-controlling interest in Operating Partnership	(338)	(397)	(772)	(967)

Net income available to Easterly Government Properties, Inc.	$699	$618	$1,374	$1,504

Net income available to Easterly Government Properties, Inc. per share:
Basic	$0.02	$0.03	$0.05

Diluted	$0.02	$0.02	$0.05

Weighted-average common shares outstanding:
Basic	27,484,075	24,141,712	25,812,893
Diluted	29,267,258	25,435,010	27,538,423
Net income, per share - weighted average fully diluted basis	$0.03	$0.03	$0.05	$0.06

Weighted average common shares outstanding - fully diluted basis	40,964,377	39,699,318	40,338,097	39,699,318

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015 (pro forma)	June 30, 2016	June 30, 2015 (pro forma)
Net income	$1,037	$1,015	$2,146	$2,471
Depreciation and amortization	11,074	9,151	21,937	18,152
Interest expense	1,995	1,321	3,924	2,608

EBITDA	$14,106	$11,487	$28,007	$23,231

Net income	$1,037	$1,015	2,146	$2,471
Depreciation and amortization	11,074	9,151	21,937	18,152

Funds From Operations (FFO)	$12,111	$10,166	$24,083	$20,623

Adjustments to FFO:
Acquisition costs	346	320	679	418
Straight-line rent	45	(65)	33	(131)
Above-/below-market leases	(1,711)	(1,300)	(3,409)	(2,541)
Non-cash interest expense	194	187	389	377
Non-cash compensation	723	457	1,422	558

Funds From Operations, as Adjusted	$11,708	$9,765	$23,197	$19,304

FFO, per share - weighted average fully diluted basis	$0.30	$0.26	$0.60	$0.52

FFO, as Adjusted, per share - weighted average fully diluted basis	$0.29	$0.25	$0.58	$0.49

Funds From Operations, as Adjusted	$11,708	$9,765	23,197	$19,304
Acquisition costs	(346)	(320)	(679)	(418)
Principal amortization	(711)	(586)	(1,414)	(1,200)
Maintenance capital expenditures	(252)	(65)	(318)	(126)
Contractual tenant improvements	—	(34)	(9)	(34)

Cash Available for Distribution (CAD)	$10,399	$8,760	$20,777	$17,526

Weighted average common shares outstanding - fully diluted basis	40,964,377	39,699,318	40,338,097	39,699,318